SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

      x Filed by the registrant
      x Definitive proxy statement

                          KATY INDUSTRIES, INC.
            (Name of Registrant as Specified in Its Charter)

                          KATY INDUSTRIES, INC.
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
       x $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)   Amount previously paid:

      (2)   Form, schedule or registration statement no.:

      (3)   Filing party:

      (4)   Date filed:

                         KATY INDUSTRIES, INC.
                853 Dundee Avenue, Elgin, Illinois  60120
                             (312) 379-1121

                _________________________________________

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               To Be Held

                           On August 23, 1994



To the Stockholders:

      The annual meeting of stockholders of Katy Industries, Inc. will be held at The Corporate Offices of Katy Industries, Inc., 853 Dundee Avenue, Elgin, Illinois at 1:00 p.m. local time to consider and act upon the following matters:

      1. The election of eleven members of the Board of Directors to serve for a term of one year.

      2. A proposal to ratify the selection by the Board of Directors of the firm of Deloitte & Touche as independent auditors of Katy Industries, Inc. for the current year.

      3. The transaction of such other business as may properly come before the meeting.

      The Board of Directors has fixed July 22, 1994 as the record date for determining stockholders entitled to be notified of and to vote at the meeting.

      Whether or not you expect to attend the meeting, you are urged to read the proxy statement, sign and date the enclosed proxy card and return it promptly in the enclosed envelope.

                                    By Order of the Board of Directors



                                                      Paul Kurowski
                                                         Secretary

July 27, 1994

                               THIS PAGE
                              INTENTIONALLY
                               LEFT BLANK


                          KATY INDUSTRIES, INC.
                853 Dundee Avenue, Elgin, Illinois  60120
                             (312) 379-1121
                _________________________________________

                     ANNUAL MEETING OF STOCKHOLDERS

                               To Be Held
                            On August 23, 1994
                _________________________________________

                             PROXY STATEMENT
                         Solicitation of Proxies

      This proxy statement is furnished in connection with the solicitation of proxies in the accompanying form by the Board of Directors of Katy Industries, Inc. ("Katy" or the "Company"), for the Annual Meeting of Stockholders to be held on August 23, 1994. This proxy statement and accompanying proxy card are being mailed to stockholders commencing on or about July 27, 1994. The Annual Report to Stockholders for the year ended December 31, 1993 (the "Annual Report"), which includes audited financial statements of Katy and its consolidated subsidiaries, accompanies this Proxy Statement.

      Stockholders of record at the close of business on July 22, 1994 are entitled to notice of and to vote at the Annual Meeting. As of such date, there were outstanding and entitled to vote 9,017,387 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to come before the meeting. The presence in person or by proxy of holders of a majority of the aggregate outstanding shares of Common Stock will constitute a quorum at the meeting. A stockholder executing and returning a proxy has the power to revoke it by notice to the Secretary at any time before the proxy is voted.

      The persons named in the accompanying proxy will vote as directed in the proxy. In the absence of direction, such persons will vote FOR the election of the directors nominated by the Board of Directors in connection with item (1) of the foregoing notice.

      Directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors.
With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect on the vote on the election of directors. Abstentions may be specified on any matters to be voted upon other than on the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum and will be treated as a vote against such matter. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters when they have not received instructions from beneficial owners. Brokers who hold shares of Katy Common Stock in street name that do not receive instructions are entitled to vote on the election of directors and will be counted for purposes of determining the existence of a quorum. Under applicable Delaware law, a "broker non-vote" (where a broker submits a proxy but does not have authority to vote a customer's shares) on a non-routine matter is considered not entitled to vote on that matter and thus is not counted in determining the existence of a quorum for that matter and will have the same effect as a vote cast against that matter.

      Expenses of soliciting proxies will be borne by Katy. Solicitation will be by mail except for any incidental solicitation by telephone, telegram and personal calls by directors, officers and regular employees of Katy. Katy will also reimburse brokers and certain other persons for their charges and expenses in forwarding proxy material to their principals.

                          ELECTION OF DIRECTORS

      Eleven directors are to be elected at the Annual Meeting, each to serve for a one year term ending at the time of the 1995 Annual Meeting or until their successors shall be duly elected and qualified. The persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the following eleven nominees: Jacob Saliba, Philip E. Johnson, Wallace E. Carroll, Jr., Lelia Carroll, Denis
H. Carroll, Lutz Raettig, Charles W. Sahlman, Arthur R. Miller, William F. Andrews, William H. Murphy and John R. Prann, Jr. For information concerning these nominees for director, see "Information Concerning Directors and Executive Officers", "Security Ownership of Management" and "Security Ownership of Certain Beneficial Owners". All of the nominees have indicated their willingness to serve as directors.

      On June 29, 1994, the Board of Directors adopted resolutions restructuring the Company's Board of Directors. The resolutions included amendments to the Company's By-laws eliminating the staggered term structure of the Board of Directors and authorizing the Board of Directors to establish the size of the Board of Directors by resolution. The Board of Directors also adopted a resolution reducing the size of the Board of Directors from fifteen to twelve members. Prior to the Board of Directors' action, the Company's Board of Directors consisted of fifteen members divided into three classes with each class serving a three year term. As a result of the Board of Directors' action, the size of the Board of Directors will be twelve members serving one year terms which will expire upon the election of directors at the 1995 Annual Meeting or until their successors shall be duly elected and qualified. Following the Annual Meeting, a vacancy on the Board of Directors will exist. The Board of Directors intends to fill this vacancy with a candidate expected to be selected by the Board of Directors following the Annual Meeting.

      On June 29, 1994, the Company announced that Jacob Saliba, who retired as Chief Executive Officer last December, resigned as Chairman but will continue to serve on the Board of Directors. Philip E. Johnson, a director and member of the Executive Committee of Katy, was elected as Chairman to succeed Mr. Saliba. Katy also announced on June 29, 1994 that five former members of the Board of Directors had resigned to facilitate the restructuring of Katy and that John R. Prann, Jr., President and Chief Executive Officer of Katy, was appointed a member of the Board.

      IT IS THE INTENTION OF THE PERSONS NAMED IN THE ENCLOSED FORM OF PROXY TO VOTE "FOR" THE ELECTION OF THE ELEVEN NOMINEES FOR DIRECTOR INDICATED ABOVE. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A PERSON OR PERSONS TO BE SELECTED BY THE BOARD OF DIRECTORS. NOTWITHSTANDING THE CURRENT VACANCY ON THE BOARD OF DIRECTORS, PROXIES CANNOT BE VOTED FOR A NUMBER OF NOMINEES GREATER THAN THE ELEVEN PERSONS NOMINATED BY THE BOARD OF DIRECTORS.


            MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors met eight times during 1992 and fifteen times during 1993. Each director then in office attended at least 75% of those meetings and of the meetings of the committees of the Board of which he/she is a member. The Company's By-laws provide for an Executive Committee to which the Board of Directors has assigned all powers delegable by law. The Executive Committee met informally throughout the year, held numerous telephone conferences at intervals between meetings of the full Board of Directors and acted by unanimous consent without formal meetings. The Executive Committee presently consists of Philip E. Johnson, William H. Murphy, Charles W. Sahlman and Jacob Saliba. The Board of Directors also has an Audit Committee and a Compensation Committee. The Audit Committee presently consists of Charles W. Sahlman, William F. Andrews, and William H. Murphy, none of whom was an officer or employee of the Company during 1993. This Committee met four times during 1992 and once during 1993. The Audit Committee reviews the results of the annual audit with the Company's independent auditors, reviews the scope and adequacy of the Company's internal auditing procedures and its system of internal controls, and reports its findings and recommendations to the Board of Directors. The Compensation Committee presently consists of Charles W. Sahlman, Chairman, Jacob Saliba, Denis H. Carroll, Philip E. Johnson and William H. Murphy. This Committee, which reviews current and deferred compensation of all officers of the Company and for certain officers and key employees of its subsidiaries, held two meetings during 1992 and three meetings during 1993. The entire Board of Directors considers and selects nominees for director and does not maintain a separate nominating committee. The Company does not maintain a formal procedure for the selection of nominees for director by stockholders. However, stockholders may make nominations at the annual meeting.

        INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information as of July 15, 1994 with respect to those persons who are presently executive officers, directors or nominees for director of Katy. Each officer holds office until the next annual meeting of directors:

                            Principal Occupation                     Period of
                               and Business                           Service
                             Experience During                        as Katy
  Name                Age    the Past Five Years    Directorships     Director
Philip E. Johnson     46     1994 to present:
                              Chairman of the
                              Board of Katy
                             1993 to present:
                              Partner with
                              Bennington, Johnson,
                              Ruttum & Reeve,
                              attorneys at law
                             1980 to 1993:
                              Partner with Mosley,
                              Wells, Johnson &
                              Ruttum PC, attorneys
                              at law OEA, Inc. 1990 to
                                present
John R. Prann, Jr.    43     1993 to present:
                              President, Chief
                              Executive Officer
                              and Chief Operating
                              Officer of Katy
                             1992 to present:
                              President of CRL,
                              Inc., a diversified
                              holding company
                             1990 to 1991:
                              President of Profile
                              Gear, Inc., a
                              manufacturing
                              company,
                              Libertyville, IL
                             1987 to 1990:
                              Partner of Deloitte &
                              Touche - valuation
                              and appraisal
                              services, Chicago,
                              IL
                             1994 to present

Lelia Carroll    45          1992 to present:
                              Vice-Chairman and
                              Vice-President of
                              CRL, Inc., a
                              diversified holding
                              company
                             1987 to present:
                               Investor
                             1991 to present

Lutz R. Raettig   51         1988 to present:
                              Executive Vice
                              President and Head
                              of Investment
                              Banking, Commerzbank
                              AG, Frankfurt/Main,
                              Germany Schon & Cie, AG
                              European Meffanine Fund
                              Holding, Curacao European
                              Technology Ventures S.A.,
                              Luxemburg, Belgium
                              PMC, Personal
                              Management Consult GmbH,
                              Frankfurt, Germany
                              Mora Beteiligunj, AG, Frankfurt
                              Germany
                             1991 to present

Charles W. Sahlman  67       1987 to present:
                              President, Bee Gee
                              Holding Company,
                              Inc., a holding
                              company for
                              subsidiaries engaged
                              in the harvesting and
                              processing of seafood
                             1972 to present

Wallace E.
Carroll,  Jr.       56       1992 to present:
                              Chairman and
                              Vice-President of
                              CRL, Inc., a
                              diversified holding
                              company
                             1987 to present:
                              Investor
                             1991 to present:

Arthur R. Miller    43       1988 to present:
                              Partner with Holleb
                              & Coff, attorneys
                              at law
                             1977 to 1988:
  Partner with Quinn,
  Jacobs, Barry &
  Miller, attorneys at
  law
Schon & Cie, AG 1988 to
present

Jacob Saliba         80      1988 to 1994:
  Chairman of the
  Board of Katy
1988 to 1993
  Chief Executive
  Officer of Katy
1968 to 1988:
  President of
  Katy
  Compaganie des
  Entrepots et
  Gares
  Frigorifiques
C.E.G.F.
 (U.S.A.), Inc.
Emerging
 Germany Fund
Schon & Cie AG
Syratech
 Corporation 1968 to
present

William F. Andrews  62  1992 to present:
  Chairman and CEO of
  Amdura Corporation
  and Utica Corp.
1990 to 1991:
  President and CEO
  of UNR Industries,
  a steel products
  firm
1989 to 1990:
  President of Massey
  Investment Company,
  a private investment
  company
1986 to 1989:
  Chairman, President
  and CEO of SSMC,
  Inc., a manufacturer
  of consumer products Johnson
  Controls
 Navistar
 Harley Davidson
 Southern New
 England Tele-
 communications
 Corporation
 Corrections
 Corp. of
 America
MB
 Communications 1991 to
 present

Denis H. Carroll 55 1992 to present:
  President CRL
  Industries, Inc., a
  diversified holding
  company
1970 to 1992:
  President of American
  Couplings Company, a
  brass hose couplings
  manufacturer
1980 to present:
  Vice President of
  CRL, Inc., a
  diversified holding
  company Versa Technol-
  ogies, Inc. 1974 to
  present

William H. Murphy 62 1992 to present:
  Retired
1988 to 1992:
  President of
  Katy
1974 to 1988:
  Vice President,
  Treasurer and
  Controller of
  Katy Schon & Cie, AG
1979 to
present

Glenn W. Turcotte
53 1992 to present:
 Executive Vice
 President of Katy
1983 to present:
 President of Glit
 Division of Hallmark
 Holdings, Inc., a
 subsidiary of Katy
N/A
Robert M. Baratta 64 1993 to present:
 Vice President of Katy
 President of Katy
 Seghers, Inc. and
 Savannah Energy
 Systems Company,
 subsidiaries of Katy  N/A

Michael G. Gordono 54 1993 to present:
 Vice President of Katy
1987 to 1993:
 President of Beehive
 Machinery, Inc., a
 subsidiary of Katy
N/APaul Kurowski 52 1994 to present:
 Chief Financial
 Officer, Treasurer
 and Secretary
1993 to 1994:
 Secretary, Acting
 Chief Financial
 Officer and Treasurer
 of Katy
1977 to 1993:
 Director of Taxes and
 Assistant Treasurer N/A


                       SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of July 18, 1994, the number of shares of Common Stock of Katy beneficially owned by all directors individually, each of the named current executive officers listed in the "Summary of Cash and Certain Other Compensation" table and by all directors and executive officers as a group. Unless otherwise indicated, the nature of beneficial ownership is that of sole voting power and sole investment power.


                                                        Amount and
                                                        Nature of       Percent
                                                        Beneficial        of
  Name                                                  Ownership        Class
William F. Andrews       None
Denis H. Carroll (1)
 (see pages 9 - 12)
Lelia Carroll
 (see pages 9 - 12)
Wallace E. Carroll, Jr. (see pages 9 - 12)
Philip E. Johnson (1)
 (see pages 9 - 12)
Arthur R. Miller
 (see pages 9 - 12)
William H. Murphy
       1,600
*Lutz R. Raettig       None
Charles W. Sahlman     None
Jacob Saliba
       3,216
*John R. Prann, Jr.
        None
Glenn W. Turcotte      None
Robert M. Baratta      None
Michael G. Gordono     None
Paul Kurowski
           8      *

All directors and
executive officers of
Katy as a group (20
persons)                                             4,568,061  (2)      50.7%

*     Indicates 1% or less


(1) Denis H. Carroll and Philip E. Johnson are trustees of an irrevocable trust established by Lelia H. Carroll, for the benefit of her descendants, that holds 500 shares of common stock of Sterling-Salem Corporation. Katy owns 80% of that corporation's outstanding common shares and the trust described above owns the remaining 20% of the outstanding shares. Sterling Salem Corporation has approximately $25,000 of assets, consisting of land, and does not currently conduct business.

(2) Includes all shares beneficially owned by members of the Carroll family who serve on the Board of Directors as set forth under "Security Ownership of Certain Beneficial Owners".

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table and notes set forth as of July 18, 1994, certain information regarding the beneficial ownership of those persons or entities, including certain members of the family of Wallace E. Carroll, former Chairman of the Board of Katy, since deceased, and related entities, who are known to be the beneficial owners of more than five percent (5%) of the Common Stock of Katy.

      The following table reflects multiple counting of shares of the Common Stock of Katy where more than one of the persons identified below may be deemed to be a beneficial owner of such shares. Reference should be made to the notes below for a description of the nature of the beneficial ownership reported in the table below.


                                Amount and Nature                    Percent
 Name and Address                 of Beneficial                        of
Of Beneficial Owner                Ownership           Notes          Class
Denis H. Carroll
  c/o CRL Industries, Inc.
  2345 Waukegan Rd.
  Suite S-200                                       (1)(2)(7)(8)
  Bannockburn, IL 60015            3,419,402         (9)(10)(11)     37.9%

Barry J. Carroll
  c/o Carroll International Corp.
  2430 Des Plaines Ave., Suite 303                  (1)(3)(7)(8)
  Des Plaines, IL  60018           3,272,677         (9)(10)(11)     36.3%

Wallace E. Carroll, Jr.
  c/o CRL, Inc.
  6300 S. Syracuse, Suite 300                         (1)(4)(7)
  Englewood, CO  80111             3,032,985         (9)(10)(11)     33.6%

Lelia Carroll
  c/o CRL, Inc.
  6300 S. Syracuse, Suite 300                       (1)(5)(7)(8)
  Englewood, CO  80111             3,067,064         (9)(10)(11)     34.0%

Philip E. Johnson
  c/o Bennington, Johnson, Ruttum
      & Reeve
  370 17th Street, #2480                             (1)(6)(7)
  Denver, CO  80202                3,759,798       (8)(9)(10)(11)    41.7%

CRL, Inc.
  6300 S. Syracuse, Suite 300
  Englewood, CO  80111             2,052,500           (9)           22.8%

Gabelli Funds, Inc.
  One Corporate Center
  Rye, NY  10580-1434              1,145,500          (12)           12.7%

(1) Wallace E. Carroll, Jr., Denis H. Carroll, Barry J. Carroll and Lelia Carroll are the children of Wallace E. Carroll and Lelia H. Carroll. Philip E. Johnson is the former husband of Lelia Carroll. Wallace E. Carroll, Jr., Denis H. Carroll, Lelia Carroll and Philip
      E. Johnson are directors of Katy.

      Certain members of the Carroll family, including Wallace E. Carroll, Jr., Denis H. Carroll, Lelia Carroll and Philip E. Johnson and members of their immediate families (the "Reporting Persons"), beneficially owning 4,401,775 shares of Katy Common Stock or 48.8% of the outstanding shares, have jointly filed a Statement on
      Schedule 13D reporting their beneficial ownership. Certain other members of the Carroll family, including Barry J. Carroll and members of his immediate family (the "BJC Persons"), beneficially owning 3,272,677 shares of Katy Common Stock or 36.3% of the outstanding shares (which includes certain shares of which Barry J. Carroll and members of his immediate family share beneficial ownership with certain of the Reporting Persons), have jointly filed a separate Statement on Schedule 13D reporting their beneficial ownership. Information concerning the BJC Persons is as reported on an Amendment No. 3 to a Statement on Schedule 13D filed on June 9, 1994 by such persons.

      All members of the Carroll family and the trusts and other entities controlled by them are parties to a Stock Purchase Agreement dated as of January 1, 1983, pursuant to which, among other things, each party has a right of first refusal to acquire certain shares of Katy Common Stock proposed to be sold by other parties thereto at the then current market value for such shares.

(2) Denis H. Carroll holds 1,734 shares and may be deemed to beneficially own 6,164 shares held by his wife, Patricia S. Carroll, and 10,884 shares held by his children and in a custodial account for his children. Denis H. Carroll disclaims beneficial ownership of shares held by his wife and such shares are excluded from his reported beneficial ownership.

(3) Barry J. Carroll holds 7,874 shares and may be deemed to beneficially own 6,164 shares held by his wife, Barbara P. Carroll and 6,772 shares held by his children and in a custodial account for his children. As the sole general partner of the BJC Partnership, Ltd., Barry J. Carroll may be deemed to beneficially own 3,780 shares held by such partnership. As the controlling stockholder of Carroll International Corporation, Barry J. Carroll may be deemed to beneficially own 200,000 shares held by such corporation.

(4) Wallace E. Carroll, Jr. holds 119,100 shares and may be deemed to beneficially own 6,164 shares held by his wife, Amelia M. Carroll, and 13,254 shares held by his children and in custodial accounts for his children. As the sole general partner of the WEC, Jr. Partnership, Ltd., Wallace E. Carroll, Jr. may be deemed to beneficially own 16,504 shares held by such partnership.

(5) Lelia Carroll holds 125,064 shares. Lelia Carroll may also be deemed to beneficially own 1,800 shares held in custodial accounts for the benefit of her children. As the sole general partner of the LCJ Partnership, Ltd., Lelia Carroll may be deemed to be the beneficial owner of 19,552 shares directly beneficially owned by such partnership.

(6) Philip E. Johnson holds 5,550 shares. Gage Partnership, Ltd., Gage Partnership 1989, Ltd. and Gage Partnership 1990, Ltd. hold 7,691, 2,207 and 5,252 shares, respectively. As the sole general partner of such partnerships, Philip E. Johnson may be deemed to beneficially own all shares held by such partnerships.

(7) Certain Carroll family trusts for the benefit of Denis H. Carroll and his descendants (the "DHC '57 Trust" and "DHC '58 Trust") hold 2,151 and 372,120 shares, respectively. The trustees of such trusts are Denis H. Carroll, Philip E. Johnson and Arthur R. Miller. Accordingly such persons may be deemed to share beneficial ownership of the shares beneficially owned by such trusts. Certain Carroll family trusts for the benefit of Lelia Carroll and her descendants (the "LC '57 Trust" and "LC '58 Trust") hold 2,151 and 82,020 shares, respectively. The trustees of such trusts are Lelia Carroll, Philip E. Johnson and Amelia M. Carroll. Accordingly such persons may be deemed to share beneficial ownership of shares beneficially owned by such trusts. Certain Carroll family trusts for the benefit of Wallace E. Carroll, Jr. and his descendants (the "WEC, Jr. '57 Trust" and "WEC, Jr. '58 Trust") hold 2,151 and 372,121 shares, respectively. The trustees of such trusts are Wallace E. Carroll, Jr., Arthur R. Miller and Amelia M. Carroll. Accordingly, such persons may be deemed to share beneficial ownership of shares beneficially owned by such trusts. A Carroll family trust for the benefit of Barry J. Carroll and his descendants ("BJC '58 Trust") holds 20,000 shares. The trustees of such trusts are Barry J. Carroll, Barbara P. Carroll and Megan E. Carroll. Accordingly, such persons may be deemed to share beneficial ownership of shares beneficially owned by such trusts. The DHC '57 Trust, the LC '57 Trust, the WEC, Jr. '57 Trust and the BJC '57 Trust (another Carroll Family trust for the benefit of Berry J. Carroll and his descendants which currently holds no shares directly) are collectively referred to as the "'57 SubTrusts." The DHC '58 Trust, the LC '58 Trust, the WEC, Jr. '58 Trust and the BJC '58 Trust are collectively referred to as the "'58 SubTrusts." Arthur R. Miller disclaims beneficial ownership of shares beneficially owned by the '57 SubTrusts and '58 SubTrusts for which he serves as a trustee.

(8) Certain Carroll family trusts for the benefit of the descendants of Wallace E. Carroll (the "'61 Trust," "'62 Trust" and "'78 Trust") hold 60,787, 288,405 and 30,000 shares, respectively. The trustees of such trusts are Denis H. Carroll, Philip E. Johnson and Barry J. Carroll. Accordingly, such persons may be deemed to share beneficial ownership of shares beneficially owned by such trusts. Certain trusts created for the benefit of the descendants of Wallace E. Carroll, Jr. (collectively, the "W.E.C. Jr. Trusts") each hold 1,000 and 774 shares, respectively. Barry J. Carroll and Lelia Carroll serve as trustees and each may be deemed to share beneficial ownership of the shares held by the W.E.C. Jr. Trusts.

(9) CRL, Inc. directly owns 718,680 shares and indirectly beneficially owns an additional 1,333,820 shares through its wholly-owned subsidiaries. Certain Carroll family trusts for the benefit of Lelia Carroll and her descendants (the "LC '54 Trust" and the "LC '55 Trust), the '57 SubTrusts, the '58 SubTrusts, Barry J. Carroll, Denis H. Carroll, Wallace E. Carroll, Jr., Lelia Carroll and The Wallace E. Carroll Estate, which hold all of the outstanding stock of CRL, may be deemed to share beneficial ownership of the shares indirectly beneficially owned by CRL. Lelia Carroll, Brooke H. Johnson, the daughter of Lelia Carroll, and Amelia M. Carroll serve as trustees of the LC '54 Trust and the LC '55 Trust and may be deemed to share beneficially ownership of the shares deemed beneficially owned by such trusts.

(10) The Carroll Foundation, a Colorado private foundation (the "Foundation"), holds 40,908 shares. The administrators of the Foundation, Barry J. Carroll, Denis H. Carroll and Lelia Carroll may be deemed to share beneficial ownership of the shares held by the Foundation. As the general partners of Gage Partnership, 1991, Ltd., Philip E. Johnson, Denis H. Carroll, Barry J. Carroll,
      Wallace E. Carroll, Jr. and Lelia Carroll may be deemed to share beneficial ownership of the 19,406 shares held by such partnerships. LeWa Company ("LeWa") holds 416,338 shares and may be deemed to indirectly beneficially own 15,450 shares held by one of its wholly-owned subsidiaries. Barry J. Carroll, Denis H. Carroll, Wallace E. Carroll, Jr., Lelia Carroll and the '62 Trust, which hold all of the outstanding stock of LeWa, may be deemed to share beneficial ownership of the shares held and indirectly beneficially owned by LeWa.

(11) Lelia H. Carroll, the surviving wife of Wallace E. Carroll, Sr., holds 69,762 shares. Such shares are not reflected in the aggregate Carroll family ownership referred to above and are not reflected in the beneficial ownership reported by each of the children of Lelia
      H. Carroll. The Wallace E. Carroll Estate (the "Estate") holds 53,598 shares. The administrators of the Estate, Barry J. Carroll, Denis H. Carroll, Philip E. Johnson and Lelia H. Carroll, may be deemed to share beneficial ownership of the shares held by the Estate. The Marital Trust created under the Will of Wallace E. Carroll is the direct beneficial owner of 55,121 shares. The trustees of the Marital Trust are Denis H. Carroll, Philip E. Johnson, Barry J. Carroll and Lelia H. Carroll and as a result such persons may be deemed the beneficial owners of shares directly beneficially owned by the Marital Trust. Neither Lelia H. Carroll, the Wallace E. Carroll Estate nor the Marital Trust created under the Will of Wallace E. Carroll are members of the reporting groups filing the Statements on Schedule 13D referred to in note (1) above.

(12) Beneficial ownership is as reported on an Amendment No. 8 to Statement on Schedule 13D dated June 30, 1994 filed by the Gabelli Funds, Inc. and related parties.

Compliance with Section 16

      Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Katy's directors, executive officers and persons who beneficially own greater than 10% of Katy's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"), and copies of such reports with the New York Stock Exchange and Katy. Based solely upon its review of copies of the Section 16 reports, the Company believes that during its fiscal years ended December 31, 1992 and 1993, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their Section 16 filing requirements other than the following (i) the Estate of Wallace E. Carroll, Sr., which inadvertently failed to timely file a Form 5 reporting an intra-family transfer of shares for no consideration, (ii) Lelia H. Carroll, who inadvertently failed to timely file a Form 5 reporting an intra-family transfer of shares for no consideration, and (iii) John R. Prann, Jr., Paul Kurowski, Robert M. Baratta and Michael G. Gordono, each of whom inadvertently failed to timely file a Form 3 upon becoming an executive officer of the Company. All of the above filings were subsequently made by such persons.

                         EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The following table shows, for the years ending December 31, 1993, 1992 and 1991, the cash compensation paid by Katy and its subsidiaries, as well as certain other compensation paid or accrued for those years, to Katy's current and former Chief Executive Officer, the four other most highly compensated executive officers and one former executive officer. Katy has not granted any stock options or restricted stock awards and has not paid any long-term incentive compensation nor made any long-term incentive awards to such executive officers during such periods.


                                   Annual Compensation
                               ---------------------------
                                                                  All Other
Name and Principal Position     Year     Salary        Bonus     Compensation (a)
- - ---------------------------    ------   --------     --------    ----------------
John R. Prann (b)
  President, Chief Executive    1993    $159,786    $ 35,000        $ 7,973
   Officer and Chief Operating
   Officer

Jacob Saliba
  Chief Executive Officer       1993     386,719      40,000        907,275 (c)
  Chief Executive Officer       1992     423,008      10,000          4,092
  Chief Executive Officer       1991     375,000      20,200           -

Glenn W. Turcotte
  Executive Vice-President      1993     164,904     124,769          2,579
Vice-President                1992    110,000     144,000          9,370

Robert M. Baratta
  Vice President                1993    111,500      15,000          2,530

Michael G. Gordono
  Vice President                1993    139,461      15,000          1,189

Paul Kurowski
  Secretary, Treasurer and
   Chief Financial Officer      1993    109,500      25,000          3,468

J. Russell Jones (d)
  Chief Financial Officer,
    Vice-President,
    and Treasurer               1993    135,000        -           200,259 (e)
  Vice-President and Treasurer  1992     92,102       8,000          5,176
  Treasurer                     1991     85,000       4,800           -

(a) Includes non-cash compensation consisting of personal use of corporate automobiles, club dues and medical expenses. To the extent used, such benefits are treated as additional wages for withholding and income tax purposes. Amounts included for Mr. Saliba and Mr. Jones also include retirement payments described in the notes below.

(b) Commenced employment on April 14, 1993. John R. Prann, Jr.'s salary and bonus were paid by CRL, Inc., a diversified holding company owned by members of the Carroll Family, for which Mr. Prann serves as President. All amounts paid by CRL, Inc. to Mr. Prann for his services as an executive officer of Katy were reimbursed to CRL, Inc. by Katy.

(c) Retired effective November 30, 1993. On March 15, 1993, the Board of Directors approved a retirement compensation program for Katy's Chief Executive Officer, Jacob Saliba, Katy's former Chairman and Chief Executive Officer, under which a payment of $895,803, was paid on November 30, 1993.

(d)   Retired effective December 31, 1993.

(e) Includes $192,038 paid to J. Russell Jones under the terms of a retirement program.

Compensation of Directors

      Directors who are not employees of Katy or its subsidiaries receive an annual retainer of $9,000 for service on the Board of Directors and up to $2,000 for attendance at each meeting of the Board or a committee thereof. Directors who are officers are not separately compensated as directors.

Retirement/Compensation Program

      Katy's Board of Directors has authorized a retirement/compensation program for eligible home office employees on such terms and conditions to be established by the Board at its discretion.

     BOARD OF DIRECTORS' COMPENSATION COMMITTEE REPORT ON EXECUTIVE
     COMPENSATION

      The Compensation Committee of the Board of Directors (the
"Compensation Committee") presents the following report on executive compensation:

      In 1992 and 1993, the Compensation Committee consisted of Charles W. Sahlman, Chairman, Denis H. Carroll, Philip E. Johnson, William H. Murphy and Jacob Saliba. The Compensation Committee makes decisions on executive officer compensation and reports its decisions to the Board of Directors. The Compensation Committee also seeks approval of the Board of Directors on all aspects of compensation for the Chief Executive Officer ("CEO").

Compensation Philosophy

      The goals of the Company's compensation program are to align the economic interest of executive officers with those of stockholders, including Company financial objectives and market performance. The Compensation Committee seeks to adjust compensation levels, through competitive base salaries and bonus payments, based on individual and Company performance. The Compensation Committee reviews the executive compensation program annually in view of the Company's annual strategic and financial objectives and performance.

Compensation Program Components

      Annual compensation for the Company's CEO and executive officers, including those listed in the "Summary of Cash and Certain Other Compensation" table, consists of two primary elements, base salary and annual cash bonuses. Salary and bonus levels reflect job responsibility, seniority, Compensation Committee judgments of individual effort and performance and the Company's financial and market performance, in light of the competitive environment in which the Company operates.

      Annual cash compensation is also influenced by the compensation practices of comparable companies so that the Company remains reasonably competitive in the market. While competitive pay practices are viewed as important, the Compensation Committee believes that the most important considerations in setting annual compensation are individual merit and the Company's financial and market performance. In considering the Company's financial and market performance, the Compensation Committee reviews, among other things, net income and revenues of the Company and share price performance relative to comparable companies and historical performance.

Chief Executive Officer Compensation

      John R. Prann, Jr. became President in April 1993 and CEO in December 1993, and also currently serves as the President of CRL, Inc., a diversified holding company owned by members of the Carroll Family. Mr. Prann's salary and bonus for 1993 were based upon his experience and qualifications, responsibilities, individual effort and performance as well as the Company's performance.

      Jacob Saliba served as CEO in 1992 and until his retirement in 1993. Mr. Saliba's salary and bonus for 1992 and 1993 were based upon his experience and qualifications, responsibilities, individual effort and performance as well as the Company's performance. Mr. Saliba's compensation for 1993 included a retirement compensation program payment in the amount of $895,803 approved by the Compensation Committee for Mr. Saliba's prior performance, commitment and dedication to the Company during his tenure. In particular, the Compensation Committee recognized Mr. Saliba's 25 years of service and contributions to the growth of the Company during his tenure.

Summary

      The Compensation Committee believes that the total compensation program for executive officers of the Company is appropriately related to individual performance and Katy's performance, including financial results of Katy and stockholder value. The Compensation Committee also believes Katy's compensation program is competitive with comparable companies and provides appropriate incentives for Katy's executive officers to work towards continued improvement in Katy's overall performance.

      Compensation Committee of the Board of Directors:

                  Charles W. Sahlman
                  Denis H. Carroll
                  Philip E. Johnson
                  William H. Murphy
                  Jacob Saliba

       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The following is a description of certain relationships that exist with regard to certain members of the Compensation Committee of Katy's Board of Directors and certain of its executive officers who also serve or served as executive officers of, or transacted business with, Katy, its subsidiaries or certain related entities.

      Charles W. Sahlman is President of Bee Gee Holdings, Inc. ("Bee Gee") (a 37.5% Katy subsidiary) and of C.E.G.F. (USA), Inc. ("C.E.G.F.") (a 95% Katy subsidiary) and is a former Executive Vice President of Katy. Prior to 1993 C.E.G.F. was a 25% Katy subsidiary; in February, 1993 Katy purchased a 20% interest in C.E.G.F. from Bee Gee; and in March, 1994 Katy purchased a 50% interest in C.E.G.F. from a third party. These transactions resulted in C.E.G.F. becoming a 95% Katy subsidiary. In 1989 Katy loaned C.E.G.F. $4,197,000, at prime interest rate plus 3/4%, maturing at December 31, 1994.

      William H. Murphy was President, Chief Financial Officer and Chief Operating Officer of Katy through the year ended December 31, 1992.

      Jacob Saliba was the Chairman of the Board of Directors of Katy through June 29, 1994 and was Chief Executive Officer of Katy through November 30, 1993.

      Philip E. Johnson is the current Chairman of the Board of Directors of Katy. Mr. Johnson was a partner in the Denver law firm of Mosley, Wells, Johnson & Ruttum, P.C. which acted as counsel to Katy and its subsidiaries during 1992 and 1993. See also "Certain Relationships and Related Transactions".

      John R. Prann Jr., Katy's President, Chief Operating Officer and Chief Executive Officer, is also serving as President and a director of CRL, Inc., a Carroll family-owned company. Wallace E. Carroll, Jr. and Lelia Carroll, directors of Katy, also serve as Chairman and Vice President, and Vice Chairman and Vice President of CRL, Inc., respectively.

                            PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor (S&P) Composite 500 Stock Index and the cumulative total return of the S&P Conglomerate Index for the years 1988 through 1993.


              COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

                      AMONG KATY INDUSTRIES, INC.,

                S&P 500 INDEX AND S&P CONGLOMERATE INDEX







                            1988   1989    1990   1991   1992   1993

     Katy Industries, Inc.  100   132.65   88.10  99.71 115.04 145.91
     S&P 500                100   124.56  104.46 113.24 139.57 184.98
     S&P Conglomerate       100   131.68  127.58 166.47 179.20 197.26


             CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Katy is a joint venture partner with a major American oil company and a Japanese concern in an Indonesian oil and gas exploration project. During 1988 Katy assigned to certain entities controlled by the Carroll family, the right to receive fifty percent (50%) of Katy's revenues from the project after recovery of Katy's invested costs, which assignment was in consideration of past acts of financial support by those entities.

      Arthur R. Miller, a director of Katy, is a partner in the Chicago law firm of Holleb & Coff which acted as general counsel to Katy and its subsidiaries during 1993 and 1992 and continues to serve in such capacity. During 1993 and 1992 Katy paid $1,090,000 and $756,000, respectively, in legal fees to Holleb & Coff.

      Philip E. Johnson, Chairman of the Board of Directors of Katy, was a partner in the Denver law firm of Mosley, Wells, Johnson & Ruttum, P.C. which acted as counsel to Katy and its subsidiaries during 1993 and 1992. During 1993 and 1992 Katy paid $276,000 and $37,119, respectively in legal fees to Mosley, Wells. Mr. Johnson is currently a partner in the Denver law firm of Bennington, Johnson, Ruttum & Reeve which currently acts as counsel to Katy and its subsidiaries.

      In 1989 Katy loaned C.E.G.F., then a 25% owned subsidiary of Katy, $4,197,000 at prime interest rate plus 3/4%, maturing at December 31, 1994. In February, 1993 Katy purchased a 20% interest in C.E.G.F. from Bee Gee and in March, 1994 Katy purchased a 50% interest in C.E.G.F. from a third party. These transactions resulted in C.E.G.F. becoming a 95% Katy subsidiary. Charles W. Sahlman, a Katy director, is President of Bee Gee and C.E.G.F.

                  RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche to audit the accounts of the Company for the current fiscal year. Deloitte & Touche was the firm of independent auditors selected by the Board of Directors to audit the accounts of the company for the 1993 and 1992 fiscal years. Deloitte & Touche, which has no other relationship with the Company, also serves as independent auditors for other corporations owned by Carroll family interests. It is intended that the shares represented by proxies will be voted FOR the ratification of the selection of Deloitte & Touche unless otherwise specified in the space provided in the proxy. In the event that the stockholders fail to ratify the selection of Deloitte & Touche as independent auditors of the Company for the current year, the Board of Directors would reconsider such selection.

      A representative of Deloitte & Touche is expected to be present at the Annual Meeting, with the opportunity to make a statement if so desired and to answer appropriate questions from the floor.

                              OTHER MATTERS

      As of the date of this proxy statement, the Board of Directors does not know of any matters to be presented to the meeting other than the election of directors and the ratification of independent auditors. However, if other matters come before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

            PROPOSALS OF STOCKHOLDERS FOR 1995 ANNUAL MEETING

      Proposals which stockholders intend to present at the 1995 Annual Meeting of stockholders must be received by the Secretary of the Company at its executive offices, 853 Dundee Avenue, Elgin, Illinois 60120, not later than December 1, 1994 to be considered for inclusion in the proxy materials for the 1995 Annual Meeting. Effective September 1, 1994, the address for the Company's executive offices will be 6300 S. Syracuse Way, Suite 300, Englewood, CO 80111.



                                    By Order of the Board of Directors
                                          KATY INDUSTRIES, INC.




                                          Paul Kurowski
                                          Secretary

July 27, 1994
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